UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2012

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Bronte Road, Suite 121 Oakville, Ontario, Canada	L6L 3B7

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 354-9991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of

    Principal Officers

Appointment of Principal Officer

On January 5, 2012, the board of directors of Joshua Gold Resources Inc. (the “Company”) appointed Mr. Dino Micacchi to serve as the Company’s Chief Financial Officer, until his successor is duly appointed and qualified.

Mr. Micacchi has over thirty years of experience within the corporate accounting sector and private practice.  Since September 2011, Mr. Micacchi has served as a partner and officer for Micacchi Warnick & Company Professional Corporation Chartered Accountants. From January 2000 to September 2011, Mr. Micacchi served as a partner for VMSW Chartered Accountants.  Mr. Micacchi holds a Bachelor of Arts degree from the University of Western Ontario, London, Canada.  Mr. Micacchi achieved his designation as a Chartered Accountant from the Canadian Institute of Chartered Accountants in 1985.

Mr. Micacchi was appointed to serve as the Company’s Chief Financial Officer based on his extensive professional experience and knowledge of US GAAP as it applies to the business of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: January 9, 2012	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO and Director